SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)      October 31, 1994
                                                    --------------------------


                             Commercial Credit Company
   ---------------------------------------------------------------------------
               (Exact name of registrant as specified in its charter)


        Delaware                    1-6594                   52-0883351
        --------------         ----------------             -------------
        (State or other           (Commission             (IRS Employer
        jurisdiction of           File Number)            Identification No.)
        incorporation)

             300 Saint Paul Place, Baltimore, Maryland          21202
   ---------------------------------------------------------------------------
                  (Address of principal executive offices)     (Zip Code)


                                   (410) 332-3000
   ---------------------------------------------------------------------------
                (Registrant's telephone number, including area code)

                             COMMERCIAL CREDIT COMPANY
                             Current Report on Form 8-K


   Item 5.  Other Events
            ------------


   Results of Operations
   ---------------------

   The net income of Commercial Credit Company (the "Company") for the three months and nine months ended September 30, 1994 was $57.8 million and $166.6 million, respectively, compared to $91.2 million and $215.2 million, respectively, in the corresponding 1993 periods. The Company's income before income taxes, minority interest and cumulative effect of changes in accounting principles for the three months and nine months ended September 30, 1994 was $94.8 million and $273.8 million, respectively, compared to $151.5 million and $366.0 million, respectively, in the corresponding 1993 periods. The Company's revenues for the three months and nine months ended September 30, 1994 were $405.1 million and $1,181.9 million, respectively, compared to $423.8 million and $1,192.3 million, respectively, in the corresponding 1993 periods.

   Net income for the nine months ended September 30, 1994 includes approximately $5.2 million of dividend income from the equity securities of The Travelers Inc., the Company's parent, that were exchanged for the Company's investment in The Travelers Corporation ("old Travelers"). Net income for the nine months ended September 30, 1993 includes $21.8 million of equity in the income of old Travelers and reported after-tax net investment portfolio gains of $7.6 million at Gulf Insurance Company, a subsidiary of the Company, and $22.7 million in the Consumer Finance Segment. Also included in net income for the nine months ended September 30, 1993 is an after-tax charge of $2.4 million related to a change in accounting for postretirement benefits (FAS No. 106) and an after-tax charge of $3.4 million related to a change in accounting for postemployment benefits (FAS No. 112) both of which were adopted during the fourth quarter of 1993 with retroactive application to January 1, 1993. Excluding these items, net income for the nine months ended September 30, 1994 decreased by $7.5 million from the 1993 period, reflecting primarily higher net interest costs in the Corporate segment, offset in part by higher earnings in the Consumer
   Finance and Insurance Services segments.

   At September 30, 1994 the Company had total debt consisting of certificates of deposit of $74.0 million, short-term borrowings of $2,491.3 million and long-term debt of $3,926.1 million. In addition the Company's total stockholder's equity at September 30, 1994 was $1,108.1 million.

   Ratio of Earnings to Fixed Charges
   ----------------------------------

   The Company's ratio of earnings to fixed charges for the nine months ended September 30, 1994 was 1.85. This ratio has been computed by dividing earnings available for fixed charges by fixed charges. For the purpose of this ratio earnings available for fixed charges consist of pre-tax income from continuing operations adjusted for undistributed equity earnings and minority interest and fixed charges; and fixed charges consist of interest expense and that portion of rentals deemed representative of the appropriate interest factor.


                                                     COMMERCIAL CREDIT COMPANY
                                                      SELECTED FINANCIAL DATA
                                                      (In millions of dollars)

     Business Segment Data
     ---------------------                                      Three months ended                  Nine months ended
                                                                   September 30,                       September 30,
                                                            -------------------------            -----------------------
                                                              1994               1993            1994              1993
                                                              ----               ----            ----              ----
     Revenues:
     Consumer Finance                                      $  312.5           $  321.2          $  914.3         $  893.4
     Insurance Services                                        80.1               83.0             233.6            244.0
     Corporate and Other                                       12.5               19.6              34.0             54.9
                                                             ------            -------           -------          -------
                                                           $  405.1           $  423.8        $  1,181.9        $ 1,192.3
                                                            =======            =======         =========         ========

     Income before cumulative effect
        of changes in accounting principles:
     Consumer Finance                                      $   59.1           $   76.7          $  164.9         $  175.7
     Insurance Services
       (after minority interest of
       $3.9; $6.7; $11.4; $18.9)                                4.4                6.4              13.1             18.2
     Corporate and Other                                       (5.7)               (.4)            (11.4)             5.3
     Equity in income of The
       Travelers Corporation                                    -.                 8.5               -.              21.8
                                                            -------            -------           -------          -------
                                                               57.8               91.2             166.6            221.0
     Cumulative effect of changes in
       accounting principles                                    -.                 -.                -.              (5.8)
                                                            -------            -------           -------          -------
     Net income                                            $   57.8           $   91.2          $  166.6         $  215.2
                                                            =======            =======           =======          =======


     Consumer Finance Operations
     ---------------------------
                                                                As of, and for, the               As of, and for, the
                                                                 Three months ended                 Nine months ended
                                                                    September 30,                     September 30,
                                                             -------------------------         -------------------------
                                                              1994                1993          1994                1993
                                                              ----                ----          ----                ----

     Net receivables
       Real estate-secured loans                           $2,841.0           $2,706.0          $2,841.0         $2,706.0
       Personal loans                                       2,795.4            2,465.9           2,795.4          2,465.9
       Credit cards                                           686.6              588.0             686.6            588.0
       Sales finance and other                                432.6              287.8             432.6            287.8
                                                            -------            -------           -------          -------

     Consumer finance receivables,
       net of unearned finance charges                      6,755.6            6,047.7           6,755.6          6,047.7
     Accrued interest receivable                               37.2               38.5              37.2             38.5
     Allowance for credit losses                             (178.1)            (159.9)           (178.1)          (159.9)
                                                            -------            -------           -------          -------
     Consumer finance receivables, net                     $6,614.7           $5,926.3          $6,614.7         $5,926.3
                                                            =======            =======           =======          =======
     60+ days past due as % of
       receivables                                              1.90%              2.21%             1.90%            2.21%
     Charge-off rate                                            1.91%              2.25%             2.08%            2.40%
     Average yield                                             15.49%             15.91%            15.33%           15.91%
     Average net interest margin                                8.86%              8.49%             8.67%            8.41%
     Reserves as % of net receivables                           2.64%              2.64%             2.64%            2.64%


                                     SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   Dated:  October 31, 1994                   COMMERCIAL CREDIT COMPANY


                                        By  /s/ William T. Bozarth
                                          ------------------------------
                                              William T. Bozarth
                                              Vice President